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Exhibit 21 Subsidiaries of ORBCOMM Global, L.P.

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
                                                               State or Other Jurisdiction
      Name of Subsidiary                                    of Organization or Incorporation
      ------------------                                    --------------------------------
   ORBCOMM USA, L.P.                                                    Delaware

   ORBCOMM International Partners, L.P.                                 Delaware

   ORBCOMM Global Capital Corp.                                         Delaware

   ORBCOMM Corporation                                                  Delaware

   ORBCOMM Investment Corporation                                       Delaware

   ORBCOMM Enterprises Corporation                                      Delaware

   ORBCOMM Enterprises, L.P.                                            Delaware

   Dolphin Information Services, Inc.                                   Delaware

   Dolphin Software Services ULC                                        Nova Scotia, Canada
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